UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2006

INTEGRITY MUTUAL FUNDS, INC.
(Exact name of registrant as specified in its charter)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (701) 852-5292

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement

Item 1.02 - Termination of a Material Definitive Agreement

On July 13, 2006, Integrity Mutual Funds, Inc., entered into an agreement with Jerry J. Szilagyi, Senior Vice President of Business Development, the terms of which provide for the termination of Mr. Szilagyi's employment agreement and his separation from the Company, effective as of July 16, 2006.

Pursuant to the terms of the Agreement, the Company has agreed to pay Mr. Szilagyi $210,000 over the next ten months and certain additional compensation, including amounts with respect to assets under management in certain of the Company's mutual funds.

Mr. Szilagyi beneficially owns 2,734,251 shares of IMFD common shares.  This amount includes 1,251 shares held in Mr. Szilagyi's ESOP and 2,000,000 shares covered by options that are currently exercisable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY MUTUAL FUNDS, INC.

By:	/s/ Robert E. Walstad
Robert E. Walstad
Chief Executive Officer,
Chairman & Director

Dated:  July 14, 2006